Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Christian Itin, Chief Executive Officer of Autolus Therapeutics plc (the “Company”), and Andrew J. Oakley, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1)
The Company’s Transition Report on Form 20-F for the year ended December 31, 2018, to which this Certification is attached as Exhibit 13.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2019

/s/ Christian Itin, Ph.D.
Name:    Christian Itin, Ph.D.
Title:    Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Andrew J. Oakley
Name:    Andrew J. Oakley
Title:    Senior Vice President and Chief Financial Officer
(Principal Financial Officer)